UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      February 1, 2005

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420

One North Second Street
Post Office Box 160
Hartsville, South Carolina 29551-0160
Telephone: 843-383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
       Item 1.01      Entry into a Material Definitive Agreement

Stock Options Grants
On February 1, 2005, the Company issued stock options to Executive Officers under its previously shareholder approved Key Employee Stock Plan (the “Plan”). The Plan provides executive officers and other key management employees options to purchase shares of the Company’s Common Stock at the prevailing market price on February 2, 2005. With the exception to changes in the number of shares granted and to the vesting period, the material terms and conditions of the 2005 stock option grant are the same as those made in 2004.

In 2004, the number of shares granted to corporate officers on February 4, 2004 totaled 244,000 and became exercisable after one year from the date of grant. Under the 2005 grant, the number of shares granted to corporate officers on February 2, 2005 totaled 242,000 and are immediately exercisable.

Long-Term Restricted Stock Unit Grants
On February 1, 2005, the Company issued performance contingent restricted stock units to Executive Officers under the Plan. With the exception to changes in the annual financial performance goals for early vesting and the number of share units granted, the material terms and conditions of the 2005 restricted stock unit grant are the same as for those made in 2004.

Key provisions of the grants for both years are:

1)	Awards vest in three years if performance targets are met, or in five years otherwise.

2)	The financial performance measures used to determine the amount of share units vested are corporate earnings per share (as adjusted to exclude certain items) and average return on net assets employed (“RONAE”).

In order to receive the maximum number of share units under the plan, cumulative corporate earnings per share growth must average 10% a year over the three-year period and RONAE must average between 9.5% to 10.5%, depending on capital invested in acquisitions over the three year period.

If less than the threshold number of stock units vest during the three year performance period, the remaining number of threshold shares will vest in five years from the date of grant, subject to a participant’s continued employment.

For corporate officers, the threshold number of share units granted under the plan in 2004 was 65,125 and was 70,250 in 2005. The maximum number of share units granted under the plan in 2004 was 195,375 and was 210,750 in 2005.

Retirement Agreement with Charles W. Coker
At its meeting on February 2, 2005, the Company’s Board of Directors took action in light of Mr. Charles W. Coker’s pending retirement from the Board of Directors, which will take place in May of 2005. In recognition of Mr. Coker’s over forty-seven years of service with the Company and his expected continued availability for consulting, the committee agreed to provide him with the ongoing use of secretarial assistance and an office as well as the use of the corporate aircraft for up to 50 hours per year for five years. In turn, Mr. Coker will reimburse the Company for the variable operating costs related to this personal usage of the aircraft.

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 7, 2005	By:	/s/ C.J. Hupfer

C.J. Hupfer
Vice President and Chief Financial Officer

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